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                                                         Exhibit 23.7

We hereby consent to the use in the Registration Statement of Equity Residential Properties Trust on Form S-4 and in the Joint Proxy Statement/Prospectus of Equity Residential Properties Trust and Lexford Residential Trust, which is part of the Registration Statement, of our opinion dated June 30, 1999 appearing as Appendix C to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       MORGAN STANLEY & CO.
                                       INCORPORATED

                                       By:  /s/ Devin I. Murphy
                                            -------------------
                                            Devin I. Murphy
                                            Managing Director

New York, New York
August 18, 1999